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                                                                    EXHIBIT 10.3

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made on January 27, 1999 by and between RFC CAPITAL CORPORATION (the "Seller") and USC TELECOM, INC., a Delaware corporation ("Purchaser") under the following circumstances:

                                    RECITALS

     A. The Seller desires to sell all right, title and interest of Brittan Communications International Corporation, a Texas corporation ("BCI") in and to certain assets as more particularly described hereinafter (the "BCI Assets"), pursuant to a voluntary surrender and peaceful repossession by the Seller as a secured creditor under Section 9-503 of Article 9 of the Uniform Commercial Code, Texas Business Commerce Code, Chapter 9, and Ohio Revised Code, Chapter 1309 (collectively, the "UCC") and a sale or disposition of the BCI Assets under
Section 9-504 of the UCC (the "Foreclosure").   BCI utilized the BCI Assets in
connection with its business conducted under the name "BCI."

     B. The Purchaser desires to purchase the BCI Assets for such consideration as is hereinafter more fully set forth.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS


     SECTION 1.1 SALE OF ASSETS. Seller hereby sells, and Purchaser hereby purchases, all right, title and interest of BCI in and to the following BCI Assets (the "Assets"):

          1.1.1 EQUIPMENT. All equipment, machinery, tools, fixtures, furnishings and furniture of BCI and used by BCI in its business;

          1.1.2 CUSTOMER BASE. All of BCI's past, present and future customer contracts, agreements, LOA's (i.e. letters of agency or other authorizations obtained by BCI), any customer lists relating thereto and any information regarding prospective customers and contracts, agreements, LOA's or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing and used by BCI in its business;
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          1.1.3  RECEIVABLES.  All of BCI's accounts, accounts receivable or receivables (a) arising from the provision or sale of telecommunication services, including any services or sales ancillary thereto by BCI, including the right to payment of any interest or finance charges and other obligations of a payor (as used herein, the term "Payor" means the party obligated to make payments in respect to any Receivable) with respect thereto, (b) all security interests or liens in properties subject thereto from time to time purporting to secure payment by any Payor, (c) all rights, remedies, guaranties, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, including, but not limited to, any Billing and Collection Agreement and any Clearinghouse Agreement, and (d) all collections, records and proceeds with respect to any of the foregoing; except that the term Receivables shall not include any Purchased Receivable, as that term is defined in that certain Receivables Sale Agreement dated as of June 29, 1998 by and between BCI, as Seller, and RFC Capital Corporation, as Purchaser (the "Sale Agreement";

          1.1.4 LIFE INSURANCE. Proceeds of a certain Key Man Life Insurance Policy in the face amount of $1,000,000 on the life of Jim G. Edwards (the "Insurance Policy");

          1.1.5  OTHER ASSETS.   All of BCI's contract rights with U.S. Billing,
Inc. and/or Billing Concepts, Inc.

     SECTION 1.2 EXCLUDED ASSETS. The Seller shall retain: (i) any cash or all cash equivalents of BCI in which Seller has an interest as of the date hereof; and (ii) any Purchased Receivables as that term is defined in the Sale Agreement (collectively "Excluded Assets").

     SECTION 1.3 LIABILITIES ASSUMED. Except as set forth herein and except as set forth in a certain Assumption Agreement between the Seller and Purchaser of even date herewith (the "Assumption Agreement"), Purchaser assumes no debts, liabilities and/or obligations in connection with the purchase of the Assets. Purchaser shall have no obligation to maintain the effectiveness of the Insurance Policy or pay any premium with respect thereto, however Purchaser shall advise the Seller of any notice of lapse of the Insurance Policy and, upon request of the Seller, shall reassign the Insurance Policy to the Seller or otherwise assist the Seller in maintaining the Insurance Policy in effect as collateral security for the obligations of the Purchaser assumed hereby or in the Assumption Agreement.

     SECTION 1.4 PURCHASE PRICE. The purchase price for the Assets (the "Purchase Price") shall be payable by Purchaser to Seller as set forth in
Exhibit 1.4 attached hereto and incorporated herein.

     SECTION 1.5  SECURITY INTEREST.   Purchaser hereby grants to the Seller a
security interest in all of the Assets, including all cash and noncash proceeds thereof and any replacements or substitutions therefor. The security interest granted herein shall secure Purchaser's obligation to pay the Purchase Price to the Seller, as well as each of Purchaser's undertakings to the Seller hereunder.

                                   ARTICLE 2

                                  THE CLOSING

     SECTION 2.1 THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Seller, Columbus, Ohio on January 27, 1999 (the "Closing

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Date"), unless the parties may mutually agree upon some other date (and, if so agreed, the definition of Closing Date shall be deemed modified to mean such other date) or place in writing.

     SECTION 2.2 DELIVERIES BY SELLER. On the Closing Date, Seller shall deliver to Purchaser, in addition to any other items specified elsewhere in this Agreement, the following:

          2.2.1  BILL OF SALE.  Bill of Sale in the form attached hereto as
     Exhibit 2.2.1 ( the "Bill of Sale").

          2.2.2  POSSESSION.  Possession of the Assets.

     SECTION 2.3 DELIVERIES BY PURCHASER. On the Closing Date, Purchaser shall deliver to Seller the Purchase Price, in addition to all other items specified elsewhere in this Agreement.

                                   ARTICLE 3

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     The Seller makes the following representations, warranties and covenants to
Purchaser:

     SECTION 3.1 AUTHORIZATION. The Seller has full power to execute, deliver and perform its obligations under this Agreement. This Agreement is the legal, valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally or by equitable principles.

     SECTION 3.2 TITLE TO PROPERTY. At the Closing, the Seller shall transfer all right, title and interest of BCI in the Assets in accordance with the terms of and pursuant to the Bill of Sale.

     SECTION 3.3 NO BREACH OF STATUTE, DECREE, OR CONTRACT. The execution, delivery and performance of this Agreement does not breach any applicable statute, regulation or ordinance of any governmental authority, and does not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any documents regulating the conduct of the Seller's business, or any order, writ, injunction, decree, contract, agreement or instrument to which the Seller is a party or by which the Assets may be bound, and does not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the Assets and does not give to others any interest or rights in, or with respect to, any of the Assets, except to Purchaser as provided hereunder.

     SECTION 3.4 LITIGATION; ORDERS. There is no suit, action, claim, administrative or arbitration or other proceeding, investigation or inquiry of any kind (collectively, "Actions") pending or, to the Seller's knowledge, threatened against or affecting any of the Assets, or the ability of the Seller to consummate the transactions contemplated by this Agreement, by any person, corporation, partnership, firm, association, business entity, organization or other enterprise, or by an administrative agency or other governmental body. There is no outstanding order, writ, injunction or decree of any kind (collectively, "Orders") of any court, administrative agency, other governmental body or arbitration tribunal against or affecting any of the Assets, or the ability of the Seller to consummate the transactions contemplated by this Agreement.

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     SECTION 3.5  CONSENTS.  All consents, if any, necessary in connection with the consummation of the sale of Assets have been made, filed, given or obtained.

     SECTION 3.6.  LIENS.   Seller makes no representation, warranty or covenant
to Purchaser as to the priority of its security interests and liens upon the Assets.

     SECTION 3.7 COMPLIANCE WITH UCC. Seller has complied with all requirements of the UCC in connection with the Foreclosure and the sale and purchase of the Assets contemplated hereby, and every aspect of the Foreclosure and the sale and purchase of the Assets contemplated hereby was commercially reasonable.


                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants as follows:

     SECTION 4.1 AUTHORIZATION. Purchaser has full power to execute, deliver and perform its obligations under this Agreement. This Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally or by equitable principles.

     SECTION 4.2 LITIGATION; ORDERS. There are no Actions pending or, to Purchaser' knowledge, threatened against Purchaser, and no Orders against Purchaser, that may have the effect of prohibiting the sale and purchase contemplated by this Agreement.

     SECTION 4.3 NO BREACH OF STATUTE, DECREE, OR CONTRACT. The execution, delivery and performance of this Agreement does not breach any applicable statute, regulation or ordinance of any governmental authority, and does not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any documents regulating the conduct of Purchaser's business, or any order, writ, injunction, decree, contract, agreement or instrument to which Purchaser is a party or by which the Assets may be bound.

     SECTION 4.4 CONSENTS. Purchaser is not required to make, file, give or obtain any consents with, to or from any persons or governmental authorities or private agencies in connection with the purchase of the Assets.

                                   ARTICLE 5

                              COVENANTS OF SELLER


     SECTION 5.1 FURTHER ASSURANCES. From time to time, whether at or after the Closing, Seller will execute and deliver such further instruments and take such other action as may be necessary to carry out the terms of this Agreement, and will take no action that will prevent its performance of this Agreement in accordance with its terms.

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                                   ARTICLE 6

                             COVENANTS OF PURCHASER

     SECTION 6.1 REMOVAL OF ASSETS. At the Closing, Purchaser shall receive and accept actual or constructive possession of the Assets, and Purchaser accepts such Assets "AS IS, WHERE IS," without warranty, and Purchaser assumes all risk of loss with respect thereto. Purchaser shall remove the Assets from BCI's place of business within fourteen (14) days from the date of the Closing. The removal of the Assets by Purchaser shall be done by it and its agents in a manner so as not to cause any destruction or damage to the business premises of BCI and not to destroy or damage in any manner the business records of BCI, the Excluded Assets or the records pertaining thereto. Upon the removal of the Assets, Purchaser shall repair any damage caused by it or its agents and shall leave the location in a broom clean condition.

     Section 6.2 FURTHER ASSURANCES. From time to time, whether at or after the Closing, Purchaser will execute and deliver such further instruments and take such other action as may be necessary to carry out the terms of this Agreement, and will take no action that will prevent its performance of this Agreement in accordance with its terms.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.1 SURVIVAL. The representations and warranties of the parties hereto included or provided for in this Agreement shall survive for a period of four years from the date of this Agreement and shall thereafter expire and be of no further force or effect, provided that a notice of a breach of such representations or warranties delivered prior to such expiration shall extend the survival of the representations and warranties with respect to the subject of the notice.

     SECTION 7.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts (each of which shall be considered an original but all of which together shall be deemed to constitute one and the same Agreement), and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     SECTION 7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to the choice of law principles thereof. The parties agree that all actions or proceedings arising or in connection with this Agreement, any documents incorporated herein or executed in connection herewith shall be tried and litigated only in the Federal District Court for the Southern District of Ohio or the State Courts of Franklin County. The parties hereto waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent that any proceeding that is brought in accordance with this section. Service of process, sufficient for personal jurisdiction in any action in connection with this Agreement may be made to the addressees set forth in
Section 7.6.

     SECTION 7.4 ENTIRE AGREEMENT. This Agreement and the Exhibit hereto constitute the entire agreement among the parties and supersedes all prior written or oral agreements and understandings

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among the parties, and there are no representations, warranties, covenants, agreements or understandings among the parties other than those set forth or referred to herein or therein.

     SECTION 7.5 EXPENSES. Except as set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     SECTION 7.6 NOTICES. All notices, demands or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

     If to Seller:     RFC Capital Corporation
                       130 E. Chestnut St.
                       Columbus, Ohio  43215
                       Attention: Mark D. Quinlan
                       Fax: (614) 229-7980

     With a copy to:   Porter, Wright, Morris & Arthur
                       41 South High Street
                       Columbus, Ohio 43215-6194
                       Fax Number: 614-227-2100
                       Attention:  Jack R. Pigman, Esq.

     If to Purchaser:  USC Telecom, Inc.
                       1250 Wood Branch Park Drive
                       Houston, TX  77079
                       Attention: Mitchell Bodian

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Delivery of the notices to the persons who are to receive copies of such notices, as provided for in this Section 7.6, shall constitute effective delivery of notice to the parties hereto.

     SECTION 7.7 CAPTIONS. The captions in this Agreement are for convenience and information only, are not an integral part of this Agreement and are not to be considered in the interpretation of any part hereof.

     SECTION 7.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that neither the Seller nor Purchaser shall assign their respective rights under this Agreement without the prior written consent of the other party.

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

     SECTION 7.9 INTERPRETATION, NO PRESUMPTION. This Agreement has been negotiated and incorporates the suggestions of the parties hereto. Therefore, no presumptions shall arise favoring any party by virtue of the authorship of any of its provisions.

     SECTION 7.10 WAIVER OF A JURY TRIAL. THE SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, EACH PARTY AGREES THAT NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER EACH PARTY BELIEVES AND AGREES THAT IT SHALL BE IN ITS BEST INTEREST TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

     SECTION 7.11 LIMITATION OF DAMAGES. The Seller and Purchaser agree that any claim for damages arising hereunder shall be limited to actual damages or losses sustained by the aggrieved party, not to exceed the Purchase Price, and shall not include any compensatory, consequential, exemplary or punitive damages, fees or costs of any type.

     SECTION 7.12 INDEMNIFICATION. (a) The Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, employees and agents, from and against any action, demand, suit, cause of action, proceeding or counterclaim threatened or brought against such party by a third party who is not the Purchaser or an affiliate of the Purchaser or anyone claiming by or through the Purchaser or an affiliate of the Purchaser, based upon a claim which, if true, would mean that (i) the Seller had breached any of the representations, warranties or covenants set forth in this Purchase Agreement or in the Bill of Sale of even date herewith, (ii) the Seller had failed to proceed in a commercially reasonable manner, as that term is used in the UCC and under applicable case law interpreting that term, or (iii) the sale and purchase of the Assets contemplated hereby would constitute a fraudulent transfer under federal or state law; provided, that such indemnification shall be limited to:
(x) all costs of defense (including, but not limited to, reasonable investigation costs, reasonable attorney fees and all other reasonable costs of defending any such claim), (y) any monetary amounts required to settle any such action or to satisfy any judgment, order, award or similar requirement entered in such action, and (z) any actual monetary damages incurred by the Purchaser.

     (b) On the date on which any payment is due from the Seller to Purchaser under Section 7.12(a), to the extent Purchaser's operation, sale, use or collections with respect to the Assets has resulted in Purchaser obtaining cash flow in excess of the expected cash flow from the Assets (the "Excess Value"), the Excess Value shall be a dollar-for-dollar credit against any liability of the Seller to the Purchaser under the indemnity set forth in Section 7.12(a).

     (c) The Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, employees and agents from and against any fees, costs or expenses incurred by or on behalf of Purchaser or any of its affiliates as a result of any fines, penalties, charges or other requirements imposed upon Purchaser or any of its affiliates by any telecommunications regulatory body, including, without limitation, the Federal Communications

Commission or the Texas Public Utilities Commission, with respect to the purchase and operation of the Assets; provided, however, that, Seller shall only be responsible for up to $100,000 of any fines, penalties or other charges imposed upon Purchaser or any of its affiliates by any such regulatory body and shall, in no event, be responsible for (i) the approximately $1.2 million fine currently pending against BCI by the Federal Communications Commission or (ii) any fines, penalties or other charges imposed as a result of the conduct of Purchaser following the purchase of the Assets.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day and year first above written.

                                    SELLER:

                                    RFC CAPITAL CORPORATION


                                    By:    /S/ Mark D. Quinlan
                                           ---------------------------
                                    Title: Vice President


                                    PURCHASER:

                                    USC TELECOM, INC.


                                    By:    /S/ Mitchell Bodian
                                           ---------------------------
                                    Title: President

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SCHEDULE 1.4
------------


 .    Purchaser, or any affiliate thereof including EqualNet Communications Corp.
     ("ECC"), shall convey to Seller the right to purchase from ECC 300,000 shares of ECC's common stock, $.01 par value, on terms specified and described more fully as set forth in that certain Common Stock Purchase Warrant of even date hereof and by reference made a part hereof, which right to purchase such shares shall vest and be exercisable as of the Issuance Date (as defined in such Common Stock Purchase Warrant).

 .    Purchaser agrees to assume pursuant to that certain Assumption Agreement of even date herewith that certain Promissory Note dated as of June 29, 1998, and any and all documents and instruments executed in conjunction therewith, by and between the Seller and BCI and as of the Closing Date evidencing indebtedness to the Seller in an amount equal to $1,513,781.25, which such indebtedness shall be amortized pursuant to a Loan Amortization Schedule set forth at Schedule 1 attached hereto.

 .    The assumption by Purchaser of that certain Receivables Sale Agreement dated June 29, 1998, as amended, by and between the Seller and BCI pursuant to the Assumption Agreement.

 .    The assumption by Purchaser of that certain One Plus Billing and
     Information Management Services Agreement dated January 17, 1998 by and between Billing Concepts Inc. dba U.S. Billing and BCI.

 .    Such other terms, conditions, payments, obligations, or consideration, inclusive of assumed payment arrearages or debts, paid to Qwest Communications Company or any other creditor of BCI by Purchaser.



COLUMBUS/0504311.06
May 19, 1999 (1:28PM)

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